UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2024

Kingfish Holding Corporation
(Exact name of registrant as specified in charter)

Delaware	000-52375	20-4838580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 62nd Street Circle East, Bradenton, Florida	34208
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 487-3653

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Kingfish Holding corporation, a Delaware corporation, and Renovo Resource Solutions, Inc., a Florida corporation (“Renovo”), entered into that certain Agreement and Plan of Merger, dated as of October 28, 2022 (“Original Merger Agreement”), as amended by the First Amendment to the Agreement and Plan of Merger, dated as of March 31, 2023 (the “First Amendment”), by the Second Amendment to the Agreement and Plan of Merger, dated as of August 18, 2023 (the “Second Amendment”), and by a letter agreement amending the Agreement and Plan of Merger, dated December 15, 2023 (the “Letter Agreement and collectively with the First Amendment and the Second Amendment, the “Merger Agreement”), pursuant to which Renovo agreed to be merged with an into the Company (the “Merger”), with the Company as the surviving legal entity. Pursuant to the terms of the Merger Agreement, each share of Renovo common stock (“Renovo Shares”) was to be converted into the right to receive 6,000 shares of the Company’s common stock (after giving effect to the Reverse Stock Split described below), resulting in the issuance of an aggregate of 600,000 shares of the Company’s common stock pursuant to the Merger (the “Merger Shares”). As a condition to the Merger, on April 18, 2024, the Company effected a reverse stock split at a ratio of one-for-five hundred, meaning that each 500 shares of the Company’s common stock were converted into one share of the Company’s common stock (the “Reverse Stock Split”). Subsequently, on April 19, 2024, (the “Closing Date”), Kingfish and Renovo consummated the Merger and the transactions contemplated thereby, including the issuance of the Merger Shares (the “Closing”).

Prior to the Closing, the Company was deemed a “shell company,” as defined in Rule 450 of the Securities Act and Rule 12b-2 of the Exchange Act, because of the lack of operations prior to the completion of the Merger. Immediately following the Merger, the business of Renovo became the business of the Company.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of (a) the Original Merger Agreement, a complete and true copy of which has been filed as Exhibit 1.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission (“Commission”) on October 31, 2022, and is incorporated herein by reference, (b) the First Amendment, a complete and true copy of which has been filed as Exhibit to 2.1 to our Current Report on Form 8-K filed with the Commission on April 3, 2023, and is incorporated herein by reference, (c) the Second Amendment, a complete and true copy of which has been filed as Exhibit to 2.1 to our Current Report on Form 8-K filed with the Commission on August 21, 2023, and is incorporated herein by reference, and (d) the Letter Agreement, a complete and true copy of which has been filed as Exhibit to 2.4 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the Commission on December 19, 2023, and is incorporated herein by reference

Unless the context requires otherwise, “we,” “us,” “our,” “Kingfish,” and the “Company” refer to Kingfish Holding Corporation, a Delaware Corporation following the Closing. Unless the context requires otherwise, references to “Renovo” refer to Renovo Resource Solutions, Inc., a Florida Corporation, prior to the Closing. All references to the “Board” or “Board of Directors” refer to the board of directors of the Company.

A NOTE ABOUT FORWARD LOOKING INFORMATION

This Current Report on Form 8-K (the “Report”) contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”), such as statements relating to the financial condition, results of operations, plans, objectives, future performance or expectations, and business operations of the Company. These statements relate to expectations concerning matters that are not historical fact. Accordingly, statements that are based on projections, estimates, assumptions, and judgments of the management of the Company constitute forward-looking statements. These forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “approximately,” “intend,” “objective,” “goal,” “project,” and other similar words and expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may.” These forward-looking statements are based largely on information currently available to the management of the Company and their respective current expectations, assumptions, plans, estimates, judgments and projections about the Company’s businesses and industries, and such statements involve inherent risks and uncertainties. Although the Company believes that its expectations are based on reasonable estimates and assumptions, they are not guarantees of performance and there are a number of known and unknown risks, uncertainties, contingencies, and other factors (many of which are outside the control of the Company) which may cause actual results, performance, or achievements to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that these expectations will in fact occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements.

2

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:

•	the Company’s ability to generate sufficient cash proceeds from its operations or, alternatively, identify, secure and obtain suitable and sufficient financing to execute its business plan;

•	general economic, political and market conditions;

•	the general scrutiny and limitations placed on former “blank check” and “shell” companies under applicable governmental regulatory oversight;

•	interest rate and inflation risk;

•	climate related or natural disaster-related events that increases the likelihood of catastrophic losses, disruption to our operations, and related cost of insurance coverage for entities with operations in high fire, hurricane or flood risk areas, including the Company’s operations which are located on the gulf coast of central Florida, a region which is susceptible to hurricanes;

•	government and industry regulation that might affect future operations;

•	potential change of control transactions resulting from any potential future merger, acquisition, or combination with another entity;

•	the potential dilution in our equity (both economically and in voting power) that might result from future financing or from merger, acquisition, or combination activities;

•	the Company’s ability to successfully integrate the operations of Renovo into the Company following the Merger, and to operate profitably following such Merger;

•	the Company’s ability to service its outstanding debt obligations and to continue to successfully negotiate economically beneficial annual extensions of its guarantor obligations with the Bank Loan (as defined in this Report);

•	the Company’s expectations regarding the anticipated benefits of the Merger and the ability of the Company to achieve the anticipated potential benefits from the Merger, including statements of the plans, strategies and objectives of management with respect to operations of the Company following the Merger;

•	any statements regarding future economic conditions, growth rate, market opportunity or performance of the Company following the Merger;

•	economic, business, competitive, and/or regulatory factors affecting the business of the Company following the Merger;

•	the ability of the Company to obtain and maintain all licenses necessary to operate its business; and

•	statements of belief and any statement of assumptions underlying any of the foregoing.

3

If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, the results of the Company could differ materially from the forward-looking statements. All written or oral forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. The forward-looking statements included herein are only made as of the date of this the Report. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 1.01. Entry into a Material Definitive Agreement

Purchase Option Agreement

In connection with the closing of the Merger and as contemplated by the Second Amendment, the Company entered into the Purchase Option Agreement (the “Purchase Option Agreement”) on the Closing Date with 6, LLC, a Florida limited liability company (“6 LLC”), which is solely held by the shareholders of Renovo prior to the Merger (“Renovo Owners”), pursuant to which, the Company will have the exclusive option, subject to certain conditions, in its sole discretion, exercisable at any time within five (5) years after the date of the Closing (the “Closing Date”), to acquire 6 LLC in a post-Merger transaction (the “Future Acquisition”) at a purchase price equal to (i) the fair market value of 6 LLC, as determined in accordance with the terms of the Purchase Option Agreement (“Fair Market Value”) plus (ii) a premium equal to fifteen percent (15%) of the Fair Market Value. It is a condition to the exercise of the Purchase Option that the Company either repay the 6 LLC’s loan with Hancock Whitney Bank (the “Bank Loan”) or negotiate the assumption of the Bank Loan by the Company at the closing of the Future Acquisition. Currently, the Company is a guarantor under the Bank Loan.

The Fair Market Value will be determined by an independent appraisal of the fair market value of the 6 LLC assets (or, upon a bona fide offer with a firm price made by an unaffiliated third party within 12 months of an exercise of the Purchase Option by the Company).

Under the terms of the Purchase Option Agreement, the Company has the option to structure the Future Acquisition in any of the following structures:

•	a purchase in cash by the Company or any wholly owned subsidiary of the Company of all of the outstanding equity interests of 6 LLC (“6 LLC Equity Interests”) from the owners of the 6 LLC Equity interests (the “6 LLC Owners”), including, without limitation, all units of membership interest, directly from all of the 6 LLC Owners (an “Equity Purchase”);

•	an exchange transaction by the Company or any wholly owned subsidiary of Company to the 6 LLC Owners (“Exchange Transfer”) whereby all of the outstanding 6 LLC Equity Interests will be exchanged for shares of the Company’s common stock (“SC Common Stock”) or a combination of cash and SC Common Stock;

•	engage in a merger transaction by and between the 6 LLC and the Company or any wholly owned subsidiary of the Company (with the surviving subsidiary entity to be determined by Company) whereby 6 LLC Owners will receive their prorated share of the aggregate Purchase Price from the payment of the merger consideration, which merger consideration shall be payable in cash or shares of SC Common Stock, as determined by the Company (“Company Merger”); or

•	a purchase by the Company or any wholly owned subsidiary of the Company of all or substantially all of the assets of 6 LLC, which Purchase Price shall be payable in cash or shares of Common Stock, as determined by the Surviving Corporation (“Asset Acquisition”).

4

To the extent that any portion of the Bank Loan remains outstanding at the time of the Future Acquisition, either (i) the cash portion of the Purchase Price would be used to first payoff any such amount, or (ii) if the Company negotiates the assumption of the Bank Loan with the Bank (the “Bank Loan Assumption”), the dollar amount of the outstanding Bank Loan so assumed shall be applied to the payment of the Purchase Price. In each case, remaining Purchase Price proceeds (“Remaining Proceeds”) would be paid to the 6 LLC debt holders and then to the 6 LLC Owners or 6 LLC, depending on the structure of the transaction.

In the event that the Company should determine to use an acquisition structure whereby it will pay the Remaining Proceeds in Common Stock, the value of the Common Stock will be the average of the last daily sales price of Common Stock as reported by the OTC Markets (otcmarkets.com), or if not reported thereby, another authoritative source selected by the Company) for the ten (10) consecutive full trading days in which such shares are traded ending at the close of trading on the fifth business day preceding the Future Acquisition closing.

The Purchase Option Agreement contains customary representations, warranties and covenants made by 6 LLC, including, among other things, covenants (i) to conduct its business in the ordinary course consistent with past practice during the option period and consummation of a Future Acquisition transaction; (ii) not to engage in certain kinds of transactions during such period; (iii) not to amend or propose to amend any of its organizational documents; (iv) not to incur any additional debt obligations and (v) not to enter into, amend or modify any material contract. The Purchase Option Agreement also is subject to a number of customary closing conditions.

The foregoing description of the Purchase Option Agreement does not purport to be complete and is qualified in its entirety by reference to full text of the Purchase Option Agreement, a complete and true copy of which has been filed as Exhibit 10.1 to this Report and is incorporated herein by reference.

Lease Agreement

In connection with the closing of the Merger and as contemplated by the Second Amendment, Renovo entered into the Lease Agreement (the “Lease”) on the Closing Date with 6, LLC (the “Lease”), which Lease was assumed by the Company at the Closing for the real property on which Renovo conducted its operations prior to Closing, and on which the Company will conduct its business following the Merger (the “Property”). Under the terms of the Lease the Company is leasing the Property from 6 LLC for annual rent of $480,000 paid in twelve (12) monthly payments of $40,000, which is inclusive of electrical, water, sewer, and other utilities. The Lease has an initial term of two years, and may be extended for a period of up to five (5) additional years by the Company. The terms of the Lease include customary terms regarding alterations to the Property, maintenance by 6 LLC (for purposes of the Lease, 6 LLC shall be referred to as the “Landlord”), insurance, and indemnification and generally reflect terms that would be typically negotiated in an at arm’s-length transaction with modifications to the termination provisions of the Lease to limit 6 LLC’s ability to terminate the Lease in light of the Purchase Option Agreement. Further, the Lease limits 6 LLC’s ability to assign the Lease, while preserving the right of the Company to assign the Lease under certain circumstances.

During the term of the Lease, the Landlord will be required to maintain the structural elements of the Property, which include, certain walls, the roof of the building, structural support and the foundation of the building. The Company will be required to otherwise maintain and repair the Property as needed, including maintenance related to plumbing, heating or electrical. The Company will be permitted to make any non-structural alterations as desired to the Property and has the right to install any equipment on the Property, which equipment will remain the sole property of the Company.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to full text of the Lease, a complete and true copy of which has been filed as Exhibit 10.2 to this Report and is incorporated herein by reference.

5

Investment Letters; Registration Rights Agreement

The Merger Shares issued to the Renovo Owners in exchange for the Renovo Shares pursuant to the Merger transaction were issued pursuant to an exemption under Regulation D of the Securities Act. Accordingly, pursuant to the terms of the Merger Agreement and as a condition to the Closing, each Renovo Owner furnished an executed Investment Letter containing various representations and warranties relating to their investor status and agreeing to transfer restrictions applicable under applicable securities laws (“Investment Letter”), upon which the Company has relied in determining that the offer and sale of the Merger Shares to the Renovo Owners was exempt from the registration provisions of the Securities Act and all other applicable securities laws. Under the terms of the Investment Letter, each Renovo Owner acknowledges and agrees that Merger Shares received by them are restricted securities as that term is used under Regulation D and may not be sold or transferred unless subsequently registered under the Securities Act or transferred in a transaction exempt from such registration.

Because the Merger Shares issued to the Renovo Owners are subject to transfer restrictions applicable to both restricted securities and control securities under the Securities Act (as those terms are used in Rule 144 promulgated under the Securities Act), such shares may not be sold or transferred unless such shares are subsequently registered under the Securities Act or an exemption from registration is available. In general, such exemptions are not available for shares issued by “shell companies” for a period of one-year following the termination of shell company status. See Item 5.06 of this Report for information relating to the termination of the Company’s status as a shell company. As a result, pursuant to the terms of the Merger Agreement and as a condition to the Closing, the Company has entered into the Registration Rights Agreement (the “Registration Rights Agreement”) with each of the Renovo Owners whereby the Renovo Owners can request, under certain circumstances and conditions, that the Company register at the Company’s expense such Merger Shares under the Securities Act so that they may be resold by the Renovo Owners, subject to certain restrictions imposed on former shell companies by the Commission’s rules and regulations.

The foregoing descriptions of the Investment Letters and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of the Registration Rights Agreement and a form of the Investment Letters, complete and true copies of which has been filed as Exhibit 10.3 and Exhibit 2.5, respectively, to this Report and are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

As described above, on October 28, 2022, Kingfish and Renovo entered into the Merger Agreement pursuant to which the Company would be the surviving legal entity, and the board of directors of each of Renovo and Kingfish unanimously approved the Merger. The Merger Agreement was further amended on May 31, 2023 and August 17, 2013, and further modified by the Letter Agreement entered into on December 15, 2023 (collectively referred to herein as the Merger Agreement). The boards of directors of each of Kingfish and Renovo unanimously approved the Merger and recommended that their respective stockholders approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

As a condition to the Merger, Kingfish stockholders also approved the adoption of an amendment to the Amended and Restated Certificate of Incorporation (the “Certificate Amendment”) of Kingfish to, among other things, provide our Board of Directors with the authority to effect a reverse stock split at a ratio of 1-for-500 pursuant to which each 500 shares of Kingfish’s common stock would be converted into one share (“Reverse Stock Split”), with any fractional shares resulting from the Reverse Stock Split to be automatically rounded up to the nearest whole shares. Furthermore, under the terms of the Certificate Amendment, upon effectuation of the Reverse Stock Split, our authorized number of shares of common stock also would be reduced to 20,000,000 and shares of preferred stock to 2,000,000.

On March 15, 2024, at the 2024 Annual Meeting of Kingfish Stockholders, the stockholders, among other things, approved the Merger Agreement, the Certificate Amendment, and related transactions.

On April 18, 2024, the Board filed the Certificate Amendment with the State of Delaware, and the Reverse Stock Split was made effective of such date. See Item 5.03 of this Report for more information relating to the Certificate Amendment.

On the Closing Date, the parties consummated the Merger whereby Renovo was merged with and into Kingfish with Kingfish as the surviving legal entity.

As a result of the Reverse Stock Split and the consummation of the Merger, the number of outstanding shares of Common Stock of Kingfish was reduced from 118,957,933 shares to 237,972 shares. Upon consummation of the Merger, Kingfish issued 600,000 shares of Common Stock to the Renovo Owners, resulting in Kingfish having approximately 837,972 shares of Common Stock outstanding. Following the issuance of the 600,000 shares of Common Stock, the Renovo Owners acquired of approximately 71.6% of Kingfish’s outstanding Common Stock, exclusive of the shares of Common Stock held by James K. Toomey and Lori M. Toomey prior to the Closing Date (which ownership is described in further detail below under the caption “Security Ownership of Management and Certain Beneficial Owners.”)

6

FORM 10 DISCLOSURE

Pursuant to the provisions of Item 2.01(f) of Form 8-K, if the registrant was a shell company prior to a business combination transaction, as the Company was immediately before the Merger, then the registrant is required to disclose the information that would be required if such registrant were filing a general form for registration of its securities on Form 10.

As a result of the consummation of the Merger, and as discussed below in Item 5.06 of this Report, the Company has ceased to be a shell company. Accordingly, the Company is providing below the information that would be included in a Form 10, with such information reflecting the registrant and its securities upon consummation of the Merger. Accordingly, the information provided below relates to the combined company after the consummation of the Merger transaction, unless otherwise specifically indicated or the context otherwise requires.

Corporate History

Kingfish Holding Corporation.

Kingfish was incorporated in the State of Delaware on April 11, 2006 as Offline Consulting Inc. On May 18, 2007, the Company entered into a reverse merger transaction pursuant to a Share Exchange Agreement whereby it acquired Kesselring Corporation, a Florida corporation. Following the reverse merger, on June 8, 2007, the Company became Kesselring Holding Corporation (“Kesselring Holding”). A Certificate of Ownership was filed with the Secretary of State of the State of Delaware, effective as of June 8, 2007. On November 25, 2014, we changed our name to Kingfish Holding Corporation.

During the fiscal year ended September 30, 2010, Kingfish defaulted on its loan agreements with AMI Holdings, Inc. ("AMI"), a corporation controlled by James K. Toomey, a shareholder, officer and director of the Company (“Mr. Toomey”), and certain of his relatives, and on May 24, 2010, AMI foreclosed on and took possession of all of Kingfish’s then-existing operating entities. On September 16, 2011, Kingfish, having only 69 holders of record and no significant assets, filed a Form 15 with the Commission to terminate the registration of its common shares under Section 12 of the Exchange Act and to suspend its reporting obligations under Section 15(d) of the Exchange Act.

In 2014, Kingfish took the steps necessary to reactivate its reporting obligations that had been suspended since 2011 under Section 15(d) of the Exchange Act (“Reactivation Actions”). Kingfish completed its Reactivation Actions and commenced its reactivated reporting obligations on December 17, 2014. However, Kingfish was unsuccessful in its endeavor to identify and engage in a business combination with a potential target company or business following its Reactivation Actions and, as of the fiscal year ended September 30, 2016, Kingfish had expended substantially all of its available cash and was unable to secure any additional funds to finance its operations. As a result, Kingfish was dormant from such date through May 2020.

In May 2020, Kingfish determined that the business environment had sufficiently changed so that identifying a target and completing a business combination may be more likely than was previously the case. As a preliminary step to seeking such a business combination transaction, during the fiscal year ended September 30, 2022, the Company filed with the Commission all of its reports on Forms 10-K for the fiscal years ended September 30, 2016 through 2021, as well as all Forms 10-Q for the September 30, 2021 fiscal year and all Forms 10-Q for the fiscal year ended September 30, 2022 (“Filing Updates”).

7

Renovo Resource Solutions, Inc.

Formed as a Florida corporation in 2014, Renovo was a privately held company that commenced operations in 2017 as a single scrap yard operation on a ten-acre site in Manatee County, Florida. This location was specifically engineered for Renovo’s business and includes a new constructed facility for its operations. Renovo also recently received rezoning approval to operate the site as a Construction and Demolition trash station (“C&D Site”).

Renovo was one of Manatee County's largest recycling centers. When it commenced operations, Renovo only purchased and resold a few thousand pounds of material each month. Through partnerships with local companies and community, at the Closing Date, Renovo purchased and sold approximately 1.5 million pounds of material each month. Renovo provided differentiating value for its customers through its commitment to customer service under the guiding principles of “placing the customer at the core of all it does, staying committed to its employees, and giving back to its community.

On October 28, 2022, Kingfish and Renovo entered into the Merger Agreement pursuant to which Renovo agreed to merge with and into the Company, with the Company as the surviving legal entity. The Merger was consummated on the Closing Date.

Description of Business

Prior to the Closing, the Company was deemed a “shell company,” as defined in Rule 450 of the Securities Act and Rule 12b-2 of the Exchange Act, because of the lack of operations prior to the completion of the Merger. Immediately following the Merger, the business of Renovo became the business of the Company.

The Company’s business currently consists solely of acquiring salvage and reselling scrap metals processed and unprocessed ferrous and nonferrous metals from a variety of sources including, manufacturing and industrial plants, metal fabrication plants, electric utilities, machine shops, factories, refineries, demolition businesses, wrecking companies, contractors, and retail individuals. Ferrous metals are those containing significant quantities of iron or steel. Non-ferrous metals, which do not contain significant quantities of iron or steel include, without limitation, copper, brass, aluminum, bronze, lead, zinc, nickel, and alloys thereof; but do not include precious metals (such as gold, silver, and platinum).

The primary business operations of the Company consist of accepting metals contained in radiators, insulated aluminum wire, automotive components (rotors, drums etc.), insulated copper wire, electric motors, stainless steel, scrap iron, appliances, aluminum cans, batteries (lead acid), and e-scrap. The Company utilizes specialized equipment to efficiently process significant volumes of insulated copper wire through granulation. With the exception of precious metals, our scrap metal processing facility processes almost all other types of metal.

The Company derives profit from quickly aggregating more than 60 product types and reselling the materials to larger transfer and processing partners in the state of Florida. The Company has operated under the guidelines of selling “mixed” truckloads of material as soon as they are aggregated in an effort to abate any changes in commodity pricing that may affect its margins in a negative manner. This buy/sell formula has preserved margins in the past but also curtails the Company’s ability to ship directly to non-ferrous mills due to smaller volumes of like materials or Full Truck Load (“FTL”) volumes resulting in lower prices received for materials.

Although the Company does have the capacity and volume to achieve FTL loads required by non-ferrous mills, based on market price fluctuations, the Company has taken a more conservative approach to approach to protect its margins. Accordingly, the Company only ships less than a truckload (or “LTL”) of mixed commodities to go to multiple end users in an effort to mitigate any potential losses due to market fluctuations.

The Company recently received approvals to build a C&D Site, as well as a transfer station for material recovery of mobile homes and recreational vehicles, industrial solid non-hazardous waste, plastics and cardboard. The final site plan has been reviewed by the appropriate agencies and found to be sufficiently in compliance with the Manatee County Land Development Code and Comprehensive Plan. While the Company seeks to expand the potential for C&D operations through classification as a C&D Site, classification alone would not mean that the Company will operate a C&D plant. Such a designation would add value to the Property, but the Company will not operate a C&D plant unless and until it determines, if ever, that it would be a viable and profitable business venture for the Company with appropriate rates of investment return. The Manatee County approvals will expire after four (4) years from the original approval date (March 28, 2027) and are subject to the expiration date (April 7, 2025) of the Company’s Certificate of Level of Service, which is required by Manatee County. Prior to this expiration the Company may pursue building permits to build the C&D Site.

8

Under the laws of the state of Florida, and business regulations in Manatee County specifically, the Company is required to maintain a Secondary Metals Recycling License whereby all directors and managers of the company are required to pass background checks. The Company is required to maintain both digital and paper records of all transactions; including identification of materials, vehicles and persons selling materials for each individual transaction. Records are kept both onsite and cloud based to comply with regulations and daily reports are required to be filed with the local Sheriff's Office on all purchase transactions conducted. See additional information under “Government Regulation” below.

The Company does not engage in the business of fabricating or otherwise converting raw materials into products or prepared grades of materials having an existing or potential economic value.

Customers

The Company sells both ferrous and nonferrous scrap metals (collectively referred to as "raw materials") to multiple off-take partners and typically bids the material for each shipment to several buyers, depending upon commodity, to ensure the best possible prices. Raw materials margin per ton is defined as the difference between the selling prices for processed and recycled ferrous and nonferrous scrap metals and the price paid to purchase obsolete and industrial scrap. No individual or entity accounts for more than 5% of the scrap metals that are purchased by the Company.

Distribution and Sales of Materials

The Company’s top ten customers accounted for approximately 30% of the Company’s 2023 gross revenues.  As commodities are processed and packaged for delivery a packing slip is generated and sent out for bid. Based on final spot pricing bids a verbal/written price lock is achieved and the load ear marked for the buyer. Several factors are used, such as freight costs, box and pallet costs, price per pound and suppliers previous acceptance of material (without deductions) are used to determine course of action. Several buyers now offer free freight based on gross weights in order to obtain our volume. Determination of sales bids includes the calculations for shipping and payment processing times during the bidding process. Some buyers offer free pickup of materials from Manatee County at no cost to the Company and thus tend to dominate in the bidding process. The Company believes that the loss of any material customer will be easily replaceable and would likely not have a long-term adverse effect on the Company’s operations. As of the date of this Report, the Company does not have a separate sales force and primarily has relied on the efforts of social media to generate sales.

Competition

The Company’s recycling operations compete with scrap metal processors and primary nonferrous metal producers located in the southern Tampa Bay, Florida market. There currently are five scrap yards in the Company’s local market against which it primarily competes.

The Company offers competitive pricing and a clean facility which has attracted several commercial accounts (large volume) and peddler traffic who wish to avoid the traditional scrap yard look and feel. The Company currently considers its main competitors in the metal recycling sector to include Nucor (Trademark Metals), Suncoast Metals and Best Metals. The Company believes that its continued approach to cleanliness and customer service while offering a fair price will continue to see growth and sustainability.

Since commencing operations, the Company has continued to grow while it has observed that a number of competitors in Manatee County ceased operations. The majority of its competition is currently from yards in northern Sarasota County and Southern Hillsborough and Pinellas Counties. The Company believes that future large scale growth would potentially require the investment of capital expenditures to include a large ram baler and envirorack, which would increase its capability to receive and process automobiles and package commodities more efficiently to maximize loads to buyers. Each scrap yard tends to have specialties that attract customers for specific materials such as aluminum, copper or in the Company’s case, copper wire. The scrap yards business is very price competitive, but the older facilities tend to have operational deficiencies that often limit their capacity or ability to operate.

9

We believe that the Company’s competitive advantage is that it excels in efficient processing and its constant efforts to exceed customer expectations. Average wait times are under 7 minutes and it can easily handle 10-15 customers simultaneously. Positioned on just over 10 acres, it has the capacity and capability to handle any size delivery from small residential customers with only one pound of material to full loads of semi-tractor trailer trucks hauling in tons of scrap metals.

We also believe that the Company’s environmentally responsible operations differentiate it from its competitors. The Company affirmatively supports recycling of waste products and takes steps to prevent recyclable products provided to it from being dumped in landfills and ensuring that they are disposed of properly. Due to price changes in the global markets, the Company ceased the recycling of cardboard in 2020.

Government Regulation

Registration Requirements. The Company is considered a secondary metals recycler under Florida law and is required to register as such with the Florida Department of Revenue (the “Department”) under Sections 538.18 through 538.28 of the Florida Statutes, (the “SMR Statutes”). Applications for registration as a secondary metals recycler (“Application”):

•	may only be made by a corporation organized or qualified to do business in Florida or is a natural persons over the age of 18;

•	must identify all secondary metals recycling location owned by the applicant, each of which must be a fixed business address;

•	if a corporation, it must include the name and address of the corporation’s registered agent for service of process in Florida and obtain a certified copy of statement from the Secretary of State that the corporation is duly organized in or is duly qualified to do business in Florida; and

•	shall include for each corporate applicant, a full set of fingerprints from the management teams and owners, each of whom will be subject to a background check to confirm that they do not have any prior criminal activity that would preclude them from being registered as a secondary metals recycler.

Under the SMR Statutes, an Application may be denied, and previously approved registrations may be revoked, restricted, or suspended if, among other things, the applicant or the registrant, as the case may be:

•	has been convicted of violations of certain provisions of the SMR Statutes or have engaged in a fraudulent act in connection with any purchase or sale of regulated metals property; or

•	has been convicted of, or entered a plea of guilty or nolo contendere to, a felony committed by the secondary metals recycler against the laws of Florida or of the United States involving theft, larceny, dealing in stolen property, receiving stolen property, burglary, embezzlement, obtaining property by false pretenses, possession of altered property, or any felony drug offense or of knowingly and intentionally violating the SMR Statutes registration requirements.

A registered secondary metals recycler may engage in the business of purchasing, gathering, or obtaining ferrous or nonferrous metals that have served their original economic purpose or engage in the business of performing the manufacturing process by which ferrous metals or nonferrous metals are converted into raw material products consisting of prepared grades having an existing or potential economic value.

After registering with the Department, a secondary metals recycler must comply with other various SMR Statutes that regulate conduct of its ongoing business.

10

Public Notification of Registration. A secondary metals recycler is required to conspicuously display its registration certificate at the place of business set forth in the registration.

Books and Records Requirements. Detailed information relating to all purchase transactions must be maintained by secondary metals recycler and reported to the Florida Department of Law Enforcement (“FDLE”). In particular, a legible paper record of all purchase transactions must be maintained, together with legible electronic record of the transaction in the English language. These record keeping requirements include, amount other things:

•	Identification of the date and time of the transaction.

•	The weight, quantity, or volume, and a description of the type of regulated metals property purchased in a purchase transaction.

•	The amount of consideration given in a purchase transaction for the regulated metals property.

•	A signed statement from the person delivering the regulated metals property stating that she or he is the rightful owner of, or is entitled to sell, the regulated metals property being sold.

•	The distinctive number from the personal identification card of the person delivering the regulated metals property to the secondary metals recycler.

•	A description of the person from whom the regulated metals property was acquired, including their name, address, phone number, a description of the seller, including a right thumb print of the seller, and other visual data relating to the metals being sold and its seller.

An electronic record of a purchase transaction is required to be electronically transmitted to the appropriate law enforcement official no later than 10 a.m. of the business day following the date of the purchase transaction and must include certain of the specific information referenced above with respect to the purchase. Special requirements are imposed for purchases of a motor vehicle from a licensed salvage motor vehicle dealer. The Company does not engage in the purchase of motor vehicles.

The information required by these books and record requirements must be maintained for not less than 3 years from the date of the purchase transaction and must be able to be downloaded into paper form if requested by the FDLE.

Holding Period Requirements. If a law enforcement officer believes that certain items of regulated metals property in the possession of a secondary metals recycler have been stolen, the law enforcement officer may issue a hold notice to the secondary metals recycler. Upon receipt of a hold notice, the secondary metals recycler may not process or remove the items of regulated metals property identified in the notice, or any portion thereof, from its place of business for 15 calendar days, unless extended in accordance with the SMR Statutes or sooner released by a law enforcement officer.

Operating Restrictions. The SMR Statutes impose a variety of legal restrictions and imposes various prohibitions on the business activities of secondary metals recyclers, including, among other things:

•	cash transactions for regulated metals (which generally include non-ferrous metals other than beverage containers) are limited to $1,000 and up to $3,000 cash for Ferrous Metals (non-regulated or restricted), and purchases by a secondary metals recycler in excess of $1,000 must be made by check payable to the seller of the metal;

•	regulation of the hours of operations;

•	a requirement that all purchases by a secondary metals recycler to be conducted at a fixed location where the secondary metals recycler conducts business;

•	restrictions as to whom the secondary metals recycler may purchase metals from, including the manner of delivery by the seller; and

•	with respect to a statutory list of restricted regulated metals property, the seller must provide reasonable proof of ownership by the seller or the person or entity on behalf of whom they are acting as an agent.

11

Compliance with Governmental Regulations. Under the laws of the SMR Statutes and business regulations in Manatee County, the Company is a registered secondary metals recycler. The Company maintains both digital and paper records of all transactions that are kept both onsite and cloud based to comply with regulations and daily reports are required to be filed with the local Sheriff's Office on all purchase transactions conducted. In compliance with these legal requirements, the Company reports its daily transactions with the Manatee County Sheriff’s Office through software designated by the department and is subject to periodic on-site inspections by the department’s officers to ensure the Company’s compliance with the applicable purchase regulations.

The Company has developed internal controls and procedures over these processes. Currently, the Company submits law enforcement reporting though LeadsOnline and FinderPawn. The Company’s compliance software are semi-automated and are run daily before the 10 am requirement. Controls are in place within the Nexus Recycling software that can only be overridden by owners of the Company. This includes any value over $1,000 dollars, and any restricted material regardless of value. Daily opening routine requires all previous day’s transactions be printed and a review is done for completeness and any errors or omissions. Any check issued by a cashier over $500 is brought the General Manager for review prior to mailing or issuing to customer. The General Manager currently has oversight with Risk Management and consults with Jim and Lori Toomey as needed on a case by case basis. All financial reporting is sent to our CPA and Mr. Toomey monthly for additional review and audit.

Environmental Law Compliance Matters

Compliance with and changes to various environmental requirements and environmental risks applicable to our industry may adversely affect our business, results of operations and financial condition. Under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA" or "Superfund") and analogous Florida statutes, we may occasionally be required to cleanup or take remedial action with regard to (or pay for cleanup or remedial action with regard to our facilities. If the Company is found to have arranged for treatment or disposal of hazardous substances at the facility, the Company could be named as a potentially responsible party and responsible for both the costs of cleanup as well as for associated natural resource damages at such site. With respect to the sale of scrap metals, the Company contends that an arm's length sale of valuable scrap metal for use as a raw material in a manufacturing process that it does not control should not constitute "an arrangement for disposal or treatment of hazardous substances" as defined under federal law. Subject to the satisfaction of certain conditions, the Superfund Recycling Equity Act provides legitimate sellers of scrap metal for recycling with some relief from Superfund liability under federal law.

As of the date hereof, the Company has never been subject to any federal or state action alleging that it is subject to liability under these environmental laws.

Employees

As of the date of this Report, the Company had 9 full time employees, of which 3 also are shareholders of the Company. The Company believes that its employees are its most important asset and are fundamental to its success. The Company recognizes that each employee brings a diverse background and a unique skill set, and has fostered a culture that challenges conventional thinking, promotes teamwork, requires accountability and rewards success.

Financial Statements of the Company and Renovo

The financial statements of Kingfish and Renovo presented in this Report include the (a) audited financial statements for Renovo for its fiscal years ended December 31, 2023 and 2022, (b) the audited financial statements of Kingfish for the fiscal year ended September 30, 2023 and 2022, and the unaudited interim financial statements for the quarter ended December 31, 2023 and 2022, and (c) pro forma condensed combined financial information for the periods referenced below.

12

Because the Closing Date occurred following the final date of the quarter ending March 31, 2024, the Company will prepare unaudited interim financial statements for both Kingfish and Renovo as well as unaudited pro forma condensed combined financial information for the Company. These financial statements will be included in the Company’s Form 10-Q filed for the quarter ending March 31, 2024. For the periods following the Merger, the financial statements of the Company included in future filings with the Commission pursuant to the Exchange Act and the Securities Act will be presented on a consolidated basis for Renovo and Kingfish.

Accordingly, except with regards to the unaudited pro forma condensed combined financial information of the Company, all financial information of the Company disclosed in this Report and relating to periods prior to the Closing Date, is only made with respect to Kingfish or Renovo as the context requires.

Audited Financial Statements of Renovo

The audited financial statements of Renovo for the twelve-months ended December 31, 2023 and 2022, are filed as Exhibit 99.1 to this Report and are incorporated herein by reference.

Financial Statements of Kingfish

The audited financial statements of Kingfish for the twelve-months ended September 30 2023 and 2022, are incorporated by reference to Item 8 of the Kingfish Form 10-K filed with the Commission on December 19, 2023, and the unaudited financial statements of Kingfish for the quarters ended December 31, 2023 and 2022 are incorporated by reference Item 1 of the Kingfish Form 10-Q filed with the Commission on February 14, 2024.

Unaudited Pro Forma Condensed Combined Financial Information of the Company

The unaudited pro forma condensed combined financial information of the Company for the twelve-months ended September 30, 2023 and 2022 and the unaudited pro forma condensed combined financial information of the Company for the three-months ended December 31, 2023 and 2022 are files as Exhibit 99.2 and Exhibit 99.3 respectively and are incorporated herein by reference.

Kingfish’s Management’s Discussion and Analysis of Financial Condition and Results of Operations

This management’s discussion and analysis of the financial condition and results of operations of Kingfish as of and for the year ended September 30, 2023 and as of and for the three months ended December 31, 2023 is included in Item 11 of Kingfish’s Form 10-K for the fiscal year ended September 30, 2023 and Item 2 of Kingfish’s Form 10-Q for the three months ended December 31, 2023, each of which is incorporated herein by reference.

Renovo’s Management’s Discussion and Analysis of Financial Condition and Results of Operations

This Management’s Discussion and Analysis of Financial Condition and Results of Operations discusses the operating results and financial condition of Renovo for the fiscal years ended December 31, 2023 and 2022. The discussion and analysis set forth below is intended to assist you in understanding the financial condition and results of Renovo’s operations and should be read in conjunction with Renovo’s audited financial statements for the fiscal years ended December 31, 2023 and 2022, together with the accompanying notes, all of which are included in Exhibit 99.1 to this Report. Renovo’s results of operations and financial condition, as reflected in the accompanying statements and related notes, are subject to its management’s evaluation and interpretations of business conditions, changing market conditions and other factors. Historical results and trends that might appear should not be taken as indicative of future operations. The following discussion contains forward-looking statements that involve risks and uncertainties. Renovo’s actual results could differ materially from those anticipated in the forward-looking statements as a result of various factors, including those discussed elsewhere in this Information Statement.

13

Balance Sheet

At December 31, 2023 and 2022, Renovo had total assets of approximately $2,296,963 and $2,447,606, respectively, total liabilities of approximately $1,527,866 and $1,945,288, respectively, and total stockholders’ equity of $769,097 and $502,318, respectively. The decrease of total assets of approximately $150,643 of total assets from December 31, 2022 to December 31, 2023 was due primarily to a decrease of approximately $438,567 in cash and an increase in amounts due to a related party of $322,171. The decrease in cash was due to payments of income taxes payable and interest payable and the increase in amounts payable to a related party was due to accrual of interest on notes made to a related party. Upon consummation of the Merger, Renovo’s loan to Kingfish Holding Corporation was eliminated in consolidation and will no longer appear on the financial statements of the Company as a receivable or payable. The decrease of total liabilities of approximately $417,422 from December 31, 2022 to December 31, 2023 was due primarily to the payment of income taxes payable and interest payable.

Results of Operations

December 31, 2023 as compared to December 31, 2022.

For the years ended December 31, 2023 and 2022, Renovo had total revenues of $3,427,275 and $4,374,525, respectively, and gross profits of $1,481,967 and $1,977,079, respectively.. The primary driver of Renovo’s revenues are steel prices and the prices of other metal commodities. When metal prices are higher, revenues increase assuming that volume is stable. Renovo is primarily impacted by the price of steel, with the price of copper and the price of other metals also significantly contributing to Renovo’s revenues and profits. Renovo’s volume of sales decreased in the year ended 2023 when compared to the year ended 2022 primarily due to decreases in commodity prices combined with stable material volume as well as an increase in the amount of aluminum processed by Renovo due to an increase of supply associated with Hurricane Ian in late 2022. In addition, following Hurricane Ian, Renovo experienced a temporary surge of sales volume due in part to additional scrap metal being created by damaged caused by the hurricane and certain competitors being unable to operate for a time following the hurricane.

Cost of goods sold for the years ended December 31, 2023 and 2022 were $1,945,308 and $2,397,446, respectively, resulting in a gross margin of 43.2% and 45.2%, respectively. Cost of goods sold consists primary of costs associated with purchasing salvage and scrap metal and increases as prices for these commodities fluctuate. The decrease in cost of goods sold for the year ended 2023 when compared to the year ended 2022 was primarily due to a decrease in commodity prices and the increase in amount aluminum processed by Renovo in connection with Hurricane Ian as described above.

Renovo’s operating expenses increased from $770,098 for the fiscal year ended December 31, 2022 to $1,064,182 for the fiscal year ended December 31, 2023 due primarily to an increase in rent, payroll and general and administrative expenses. Other expenses decreased slightly from $81,089 for the fiscal year ended December 31, 2022 to $62,318 for the fiscal year ended December 31, 2023 primarily due to an increase in interest income which offset interest expense. However, the interest income received by Renovo relates to Renovo’s loan to Kingfish which, as discussed above, was eliminated in consolidation.

As a result of a reduction in sales and an increase in operating expenses, our net income for the years ended December 31, 2023 declined to $266,779 as compared to $844,981 for the fiscal year ended December 31, 2022. The Company anticipates that operating expenses, including those associated with professional fees will remain high in 2024.

Liquidity and Capital Resources

Renovo’s principal sources of funds are funds generated by its operations and from loans made to Renovo by James K. Toomey, Lori M. Toomey, and Kristen Toomey, and their affiliated entities, including Conch and Shell Holdings, Inc., AMI Holdings, Inc., and Passing Through, LLC (collectively referred to herein as the “Toomey Debtholders”). Each such loan with one or more of the Toomey Debtholders is referred to herein as an “Affiliate Loan” and collectively, such loans, “Renovo Affiliate Debt”.

In the past, prior to achieving profitable operations, Renovo relied on Renovo Affiliate Debt of approximately $1.2 million provided for maintaining initial business operations of Renovo, consisting primarily of the construction costs incurred in connection with its newly constructed facilities and the purchase of heavy equipment. Set forth below is the outstanding the Renovo Affiliate Debt owed under each of the outstanding Affiliate Loans as of December 31, 2023:

14

Affiliate Lender	Date of Original Loan	Principal Amount Borrowed	Annual Interest Rate	Outstanding Principal and Accrued Interest	Maturity Date(1)

Passing Through, LLC (Toomey family trust/estate)	July 1, 2016	$600,000	5.00%	$581,249	December 31, 2024
Conch and Shell Holdings, Inc. (extended Toomey family)	November 20, 2018	$250,000	8.00%	$248,275	December 31, 2024
James, Lori and Kristen Toomey	November 20, 2018	$365,000	5.00%	$368,147	December 31, 2024

(1) Effective December 31, 2023, the Affiliate Loans were modified and their maturity dates were extended from December 31, 2023 to December 31, 2024.

The Renovo Affiliate Debt, including the Renovo Security (as defined below), is subordinated to the Bank Loan and secured by all of the assets of Renovo and is guaranteed by 6 LLC (“6 LLC Guaranty”).  In addition, 6 LLC’s primary source of funds included loans made to 6 LLC by the Toomey Debtholders and their affiliated entities (such loans collectively comprise the “6 LLC Affiliate Debt”). The 6 LLC Affiliate Debt, including the 6 LLC Guaranty, is subordinated to the Bank Loan. The 6 LLC Affiliate Debt is secured by all of the assets of 6 LLC, and certain of the 6 LLC Affiliate Debt is secured by the assets of Renovo (the “Renovo Security”). As of December 31, 2023 the aggregate principal amount of the Renovo Security was approximately $1,914,545 and the accrued interest thereon was approximately $792,148. The foregoing descriptions of the loans comprising the Renovo Affiliate Debt, which was assumed by the Company at Closing, and the 6 LLC Affiliate Debt, which became guarantied by the Company at Closing do not purport to be complete and are qualified in their entirety by reference to the complete texts of the instruments comprising the Renovo Affiliate Debt, which are filed as Exhibits 10.5-10.7 to this Report and are incorporated into this Report by Reference and the complete texts of the instruments comprising the 6 LLC Affiliate Debt, which are filed as Exhibits 10.8-10.17 to this Report and are incorporated into this Report by reference.

Set forth below is the outstanding 6 LLC Affiliate Debt subject to the Renovo Security as of December 31, 2023.

Affiliate Lender	Principal Amount Outstanding
James K. Toomey	$100,000
Lori Toomey	$300,000
Lori Toomey	$500,000
James and Lori Toomey	$50,000
Passing Through, LLC	$189,545
Passing Through, LLC	$100,000
Passing Through, LLC	$100,000
Conch and Shell Holdings, Inc.	$100,000
Conch and Shell Holdings, Inc.	$250,000
Lori Toomey, Conch and Shell Holdings, Inc., and AMI Holdings, Inc.	$225,000

Both the 6 LLC Affiliate Debt, and the Renovo Security thereof, and the Renovo Affiliate Debt, and the 6 LLC Guaranty are subordinated to the Bank Loan which has a senior secured security interest in all of the assets of Renovo and 6 LLC. Although the Bank Loan is by and between Hancock Whitney Bank and 6 LLC, all of the assets of Renovo and all of the assets of 6 LLC, including the Property, are used to secure the Bank Loan.  As a result, Lori Toomey’s trust has been pledged as additional collateral as security for the Bank Loan and she is required to maintain $1 million of liquid assets in her trust.  The outstanding amount owed under the Bank Loan as of December 31, 2023 was approximately $1,799,958.  Interest accrues on the Bank Loan at an annual rate of 7.36% and it matures on June 8, 2024.  The Bank Loan has been on a year-to-year basis since 2019 and the parties historically have extended the Bank Loan and have entered into new loan agreements each year.  However, there is no agreement to extend the Bank Loan each year and, as a result, there is a risk that the Bank Loan will not be extended beyond the current maturity date and, if it is extended, that the terms of such Bank Loan may be on terms more disadvantageous as those currently in place (i.e., higher interest rates to reflect current market conditions).  In the event that the Bank Loan is not extended or is otherwise terminated prematurely, and 6 LLC is unable to pay the outstanding balance of the Bank Loan, the Company may be required fulfil its obligations as a guarantor of the Bank Loan and repay the remaining outstanding balance of the Bank Loan, which may require the Company to sell its assets, seek equity investments, or replacement debt in order to raise sufficient capital.  There is no assurance that the Company will be able to secure the necessary financing or funds to repay the Bank Loan or obtain such funds on favorable terms.  If the Company is required to fulfil its obligations as a guarantor and is unable to secure the funds necessary to repay the Bank Loan, it may be difficult for us to continue our operations and if we do secure such funds, the terms thereof may be disadvantageous and have a significant negative impact on the Company’s financial position.

15

The foregoing description of the Bank Loan does not purport to be complete and is qualified in its entirety by reference to full text of the Bank Loan, a complete and true copy of which has been filed as Exhibit 10.18 to this Report and is incorporated herein by reference.

As a result of the Merger transaction, the Company was required to assume the Renovo Affiliate Debt, the Renovo Security, and the pledge of Renovo assets to secure the Bank Loan.  As a result, the Company’s assets are now used to secure the Bank Loan.  We believe that the cash flows from current operations will be sufficient to service the debt obligations of the Company following the Merger and otherwise satisfy any post-Merger working capital requirements; however, as discussed above, any default by 6 LLC of its obligations may negatively impact the ability of the Company to service its debt obligations and continue its operations.

Although Renovo and the Company had originally had believed that the feasibility of the Merger transaction would require a side by side equity financing at the time of the Merger, each of the Company and Renovo evaluated the cash flow and business prospects of Renovo and concluded that a Merger transaction would be still be feasible without any such equity financing.  However, the Company expects to seek equity financing to pay off the Renovo Affiliate Debt and, if the Purchase Option is exercised, to acquire the Property and certain other assets of 6 LLC, to pay off the Bank Loan and the 6 LLC Affiliate Debt, if such funds are available therefor.  However, we have no existing understandings, commitments, or agreements to raise such equity. Accordingly, there can be no assurances that any additional equity financings will be obtained by us on satisfactory terms, if at all.

Properties

Prior to the Merger, the Company utilized, on a rent-free basis, the office space and equipment of its Chief Financial Officer at no charge.

Following the Merger, on the Closing Date the Company assumed the Lease with 6, LLC (referred to herein as the Lease) for the real property located 3324 63rd Avenue East, Bradenton, FL 34203 on which Renovo conducted its operations prior to Closing, and on which the Company now conducts its business following the Merger (referred to herein as the Property). The Property, owned in fee simple by 6 LLC (an entity owned by the Renovo Owner), consists of approximately 10 acres of which all site preparation has been completed for eventual building expansion to roughly 80% of site with the remaining 20% for retention, green space and drainage as required under local development and building codes. The terms of the Lease are described in Item 1.01 of this Report under the caption “Lease Agreement.”  The Company may consider eventual expansion of the Property to include permitting for offices, additional warehouse expansion, improvements to sound and security barriers and additional processing equipment operations.

We anticipate changing our corporate headquarters to the Property in the near future.

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of the Company’s outstanding shares of Common Stock immediately following the Closing as of April 19, 2024 by: (a) each person known by us to beneficially own 5% or more of the Company’s shares of Common Stock, (b) each director of the Company and each executive officer of the Company, and (c) all directors and executive officers of the Company as a group.  Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all of the common shares owned by them.

16

Name of Beneficial Owner	Current Beneficial Ownership
	Number (1)	Percentage (2)
Directors and Executive Officers

James K. Toomey (3)	281,035	33.5%
Randall A. Moritz (4)	200,000	23.9%
Keri A. Moritz (5)	200,000	23.9%
Lori M. Toomey (6)	281,035	33.5%
Ted Sparling	7,440	* %
Jim La Manna	4,000	* %
All directors and executive officers as a group (6 persons)(7)	492,475	58.8%

Certain Shareholders

Brian Kendzior (8)	200,000	23.9%
Alison Kendzior (9)	200,000	23.9%
Kristen N. Toomey (10)	90,000	10.7%

*	Represents beneficial ownership of less than 1%.
(1)

For purposes of this table, a person is deemed to be the beneficial owner of a security if he or she (a) has or shares voting power or dispositive power with respect to such security, or (b) has the right to acquire such ownership within sixty days. “Voting power” is the power to vote or direct the voting of shares, and “dispositive power” is the power to dispose or direct the disposition of shares, irrespective of any economic interest in such shares.

(2)

In calculating the percentage ownership or percent of equity vote for a given individual or group, the number of Common Shares outstanding includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within sixty days held by such individual or group, but are not deemed outstanding by any other person or group.

(3)

Includes (i) 9,927 common shares held jointly by Mr. Toomey and Lori M. Toomey, his spouse, over which he has shared voting and investment powers, (ii) 229 shares that may be issued upon conversion of the convertible promissory notes and advances in principal aggregate amount of $90,000 issued pursuant to loan advances made in December 2015, March 2016, July 2016, September 2016, and February 2019 (“Convertible Notes”),and accrued interest thereon of $24,133 (all of the Convertible Notes and accrued interest are currently convertible at a conversion price of $500.00 per share) and (iii) 100,000 common shares issued to Lori M. Toomey in connection with her ownership in Renovo prior to the Closing, which shares are disclaimed by Mr. Toomey for beneficial ownership purposes. Mr. Toomey’s address is 800 Morgan-Johnson Road, Bradenton, FL 34208.

(4)

Includes 100,000 common shares issued to Keri A. Mortiz in connection with her ownership in Renovo prior to the Closing, which shares are disclaimed by Mr. Moritz for beneficial ownership purposes Mr. Moritz’s address is 4590 Dover St. Cir. E., Bradenton, FL 34208.

(5)

Includes 100,000 common shares issued to Randall A. Mortiz in connection with his ownership in Renovo prior to the Closing, which shares are disclaimed by Mrs. Moritz for beneficial ownership purposes Mr. Moritz’s address is 4590 Dover St. Cir. E., Bradenton, FL 34208.

(6)

Includes 9,927 common shares held jointly by Mrs. Toomey and James K. Toomey, her spouse, over which she has shared voting and investment powers. This also includes 229 shares, which Mrs. Toomey has disclaimed for beneficial ownership purposes, that may be issued upon conversion of the convertible promissory notes and advances in principal aggregate amount of $90,000 issued pursuant to loan advances made in December 2015, March 2016, July 2016, September 2016, and February 2019 (“Convertible Notes”), including the shares issuable with respect to accrued interest of $24,133 thereon. All of the Convertible Notes are currently convertible at a conversion price of $500.00 per share. This also includes 158,033 shares held by James K Toomey in his individual capacity as a shareholder of Kingfish as well as 10,000 shares issued to James K. Toomey in connection with his ownership in Renovo prior to the Closing, each of these shares are disclaimed by Mrs. Toomey for beneficial ownership purposes. Mrs. Toomey’s address is 800 Morgan-Johnson Road, Bradenton, FL 34208.

(7)

Includes 229 shares that may be issued upon conversion of outstanding convertible promissory notes in principal aggregate amount of $90,000 including shares issuable with respect to accrued interest of $24,133 thereon.

(8)

Includes 100,000 common shares issued to Alison Kendzior in connection with her ownership in Renovo prior to the Closing, which shares are disclaimed by Mr. Kendzior for beneficial ownership purposes Mr. Kendzior’s address is 5919 18th Ave. E., Bradenton, FL 34208.

(9)

Includes 100,000 common shares issued to Brian Kendzior in connection with his ownership in Renovo prior to the Closing, which shares are disclaimed by Mrs. Kendzior for beneficial ownership purposes Mrs. Kendzior’s address is 5919 18th Ave. E., Bradenton, FL 34208.

(10)	Ms. Toomey’s address is 800 Morgan-Johnson Road, Bradenton, FL 34208.

The individuals listed above have the following family relationships: (a) Randall and Keri Moritz are husband and wife; (b) Brian and Alison Kendzior are husband and wife; (c) James and Lori Toomey are husband and wife, and (d) Kristen N. Toomey is the adult daughter of James and Lori Toomey.

17

Directors and Executive Officers

The following table sets forth information about each person who serves as a director or executive officer of the Company as of April 19, 2024:

Name	Age	Position with Company

Ted Sparling	61	Director, President, and Chief Executive Officer
James K. Toomey	58	Director and Secretary
James M. La Manna	58	Director and Chief Financial Officer
Randall Moritz	53	Director and General Manager
Keri Moritz	53	Director
Lori Toomey	57	Director

Set forth below is a description of the business experience during the past five years or more and other biographical information of those persons who would be added to the Board of Directors of the Company if the Merger is consummated.

Ted Sparling has served as the President, Chief Executive Officer, and a director of the Company since January 2012.  Mr. Sparling also served as Chief Executive Officer and Secretary from January 2012 until November 2014, and as the President of the Kesselring Corporation, a Florida corporation, from March 2005 (prior to its acquisition by the Company pursuant to the Share Exchange Agreement, dated May 18, 2007 (the “Share Exchange Agreement”) until October 2007 when the Shares Exchange Agreement was consummated.  Mr. Sparling also has served as the President and sole director of Gulf & Bay Constructors, Inc., a building contractor located in north west Florida, since December 2006 and has served in the same capacities for Gulf & Bay Inspections, Inc., a building inspector located in north west Florida, since January 2007. Mr. Sparling has been a state certified building contractor since 1989 and has been a state certified home inspector since 2012.

Mr. Sparling’s prior experiences as the President and CEO of the predecessor company provides important background and institutional knowledge about the Company.

James K. Toomey has served as Secretary of the Company since November 14, 2014.  He was appointed to serve as a director of the Company on August 31, 2013.  Mr. Toomey also had served as a director of the Company from 2006 to 2008.  Mr. Toomey has served on the board of directors of Research Development and Manufacturing, Inc., a privately held engineering and bio-tech firm, since 2016.  He previously has served as a director and Chairman of the Board of Directors of Coast Financial Holdings, Inc. (“Coast Financial”), a financial institution which was a reporting company under the Exchange Act from its inception in 2003 until its merger with another financial institution in 2007 (the “Coast Merger Transaction”).  He also served as a director of Coast Bank of Florida, a Florida state-chartered bank (“Coast Bank”), from its inception in April 2000 through the sale of the bank in December 2007 as part of the Coast Merger Transaction.  Upon formation of Coast Financial as a bank holding company in 2003, Coast Bank became a wholly-owned subsidiary of Coast Financial.  Prior to 2003, Coast Bank was operated as a stand-alone banking institution.  Previously, Mr. Toomey served in various positions for Knight-Ridder/Bradenton Herald from August 1990 to September 1997.  Since September 1997, Mr. Toomey’s business interests have been focused towards commercial shopping development and investments. He is the co-owner of four real estate investment companies (including, Braden River Industries, Inc., a Florida corporation and real estate holding company, and AMI Holdings, Inc., a commercial real estate holding company), a retail clothing company (Two Sides of Nature), and an ice cream store (Two Scoops).  Mr. Toomey also has served as a director and co-manager of Renovo Resource Solutions, Inc. (referred to as Renovo), a metal recycling company, since September 2015. In addition, he founded the Toomey Foundation for the Natural Sciences in 2000, a not-for-profit organization for the preservation and education of archeological, paleontological and geological resources.  He also has served as a trustee of the Sarasota Marine Safety Foundation, a not-for-profit entity, since 2019 and has been an officer of the Coast Guard Auxiliary since 2008.  Mr. Toomey received his MBA from Crummer Graduate School, Rollins College in 1990 and his Bachelor of Arts degree in Economics from Rollins in 1988.

Mr. Toomey’s prior experience as a director and Chairman of the Board of a public company and a member of its audit committee will be beneficial to the Company as it reactivates it reporting obligations under the Exchange Act.  He understands the disclosure responsibilities and duties owed to stockholders of public companies and can provide his public company experience to the board of directors.

18

James M. La Manna, CPA has served as the Chief Financial Officer of the Company since November 14, 2014 and as a director of the Company since September 13, 2013.  Mr. La Manna is a certified public accountant and has served as the Chief Executive Officer and sole owner of James M. La Manna, CPA, PA, an accounting firm, since 2007.  Mr. La Manna has been a licensed Florida certified accountant since 1998 and prior to opening his own firm, he had most recently served as a supervising auditor for Aidman Piser, an accounting firm, in 2006 and as a supervising audit and tax partner for Christopher Smith Leonard, an accounting firm, from 2003 – 2006.

Mr. La Manna’s experience as a CPA and his qualifications as a potential audit committee financial expert are invaluable skills needed by the Company as it seeks to carry out its business plan.

Randall Moritz has served as a Director and General Manager of the Company since the Closing Date. Previously, Mr. Moritz served as President and Director of Renovo from its inception, and also served as a general manager of its operations. Mr. Moritz also has served as one of the Managers of 6 LLC from its inception.  He also has served as the President of Executive Logistics of Florida Inc., a consulting firm that specializes in process improvement and lean manufacturing concepts, since July 21, 2014.  Mr. Moritz served in the U.S. Navy from 1989 to 1998 as a Sonar Technician Submarines in the U.S. Navy Nuclear Submarine force and is a veteran of the Persian/Gulf War. After his service with the Navy, Mr. Moritz was a Production Supervisor for Applied Precision Inc from 1995-2000 a biomedical and semi-conductor test equipment manufacturer.  He was responsible for day-to-day plant operations, scheduling and was a key instrument in developing and implementing corporate written programs addressing accidents, hazardous waste right to know, and forklift safety.  From 2000-2002 he assisted a family run business as a Regional Customer Service Manager assisting with marketing and media, providing training for finance and insurance agents and financial auditing of books of business related to the insurance industry.  In 2002 he accepted a position as the Operations Manager for Uflex USA, Inc. and sister company to Ultraflex Group based out of Genoa, Italy.  He was responsible for the planning and execution of the relocation of a 43,000sf manufacturing facility from Seattle, WA to Sarasota, FL. Included building layout, staffing and logistics. Relocation and full production capacity achieved with a downtime of less than 30 days with minimal disruptions to customer order fulfillment. P&L responsibility with inventory control of 15,275 sku’s, with an average value of $4.2M. Trained in 5S and Kan-Ban methodology. Developed Corporate policies related to Written Safety Program, Hazardous Waste Right to Know, Forklift Safety, and Emergency Evacuation Program. Developed and implemented Quality Control plans as it relates to incoming inspections and vendor relations using corrective/preventative actions per ISO 9001 standards. Responsible for employee relations, conflict resolution, and performance matrix, including hire/fire responsibility managing day-to-day operations of 18+ employees. Physically conduct corrective/preventative maintenance on all production machinery including diagnostic repair and replacement of electrical, pneumatic, pneumo-hydraulic, hydraulic machines to the component level.  His training and experience in a variety of trades include hydraulic repair, electronic repair to the component level, metal fabrication and repair, CAD/Solidworks proficient, OSHA 10, US Coast Guard Mid Level Officer Courses, Industrial Barcoding, Zenger Miller Front Line Leadership, Business Communications, Writing and Statistics (University of Phoenix). FEMA Incident command courses 100-200, 210, 700 and 800.

Lori Toomey has served as a Director of the Company since the Closing Date. Previously, Mrs. Toomey served as Treasurer and Director of Renovo from its inception and has served as a Manager of 6 LLC from its inception as well.  Mrs. Toomey, as treasurer, assisted Renovo with material purchases, material upgrades and packaging, and daily financial transactions.  She was responsible for maintaining Renovo’s bank accounts and keeping the financial books and records of Renovo.  Because of her knowledge of the business of Renovo and its cash position, she also assisted Renovo with certain human relation issues, including on employee retention as needed.  Mrs. Toomey has a bachelor’s degree in business from the University of South Florida.

Keri Moritz has served as a Director of the Company since the Closing Date. Previously, Mrs. Moritz had served as a Director of Renovo since its inception and as a Manager of 6, LLC from its inception as well.  Ms. Moritz is not actively involved in the day-to-day operations of the Company; but, rather services in an oversight capacity with the other directors.  However, she does assist in operations from time to time as needed.  In addition, since 2008 she also has been employed as a Third Grade teacher with Imagine Schools in Manatee County. Florida. Ms. Moritz received her Teacher Certification from State College of Florida in 2006 and her Bachelor of Arts degree in Psychology from Western Washington University in 1994.

19

Family Relationships

The following family relationships exist between the directors and executive officers of the Company: (a) Randall and Keri Moritz are husband and wife; and (b) James and Lori Toomey are husband and wife.

Involvement in Certain Legal Proceedings

During the past ten years, none of our directors, executive officers, promoters, or control persons has been involved in any of the legal proceedings listed in Item 401(f) of Regulation S-K.

Arrangements for Selection of Directors

Pursuant to the terms of the Merger Agreement, the Company agreed that at the effective time of the Merger (a) it would expand the size of the Board of Directors to six and (b) to appoint the following shareholders of Renovo to the Company’s Board of Directors to fill the vacancies created thereby: Randall A. Moritz, Keri A. Moritz, and Lori M. Toomey. Lori Toomey and James K. Toomey are spouses.  The Company increased the size of the Board and appointed such persons as directors effective as of the Closing.

Except as may be contemplated under the terms of the Merger Agreement, there are no current arrangements or understandings between an executive officer, director, and any other person pursuant to which he was or is to be elected or selected as a director or as an executive officer of the Company.

Directorships

None of the Company’s directors currently is a director of, or during the past 5 years has held any directorship in, any other company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act.

Executive Compensation

Executive Compensation

No executive officer of the Company received in excess of $100,000 per year in compensation during the past two fiscal years.  For the fiscal years ended December 31, 2023 and 2022, Randy Moritz, Renovo’s General Manager, received annual compensation each year in the amount of $81,000.

Prior to the Merger, Renovo has entered into an employment contracts with Randy Moritz as general manager of Renovo (the “Employment Agreement”). The Employment Agreement has been filed as Exhibit 10.4 to this Report and is incorporated herein by reference. Upon completion of the Merger, the Company assumed the Employment Agreement and the Employment Agreement remains in full force and effect as binding agreements of the Company.

No equity compensation awards have been made to employees or others and none are outstanding,

Director Compensation

The Company’s Board members are not currently compensated for their attendance at the Company’s regularly scheduled or special meetings or for their services.  However, directors are reimbursed for their expenses in attending board meetings.

20

Certain Relationships and Related Transactions

Toomey Debtholders

Prior to the Closing Date, the Toomey Debtholders, made several advances to each of Kingfish, Renovo, and 6 LLC as described in this section. As a result of the Merger transaction, the Company was required to assume the Renovo Affiliate Debt as well as the Renovo Security. The assumption of the Renovo Affiliate Debt and Renovo Security is described in more detail in the section above captioned “Renovo’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the subsection captioned “Liquidity and Capital Resources” in Item 2.01(f) to this Report and such description is incorporated herein by reference.

Toomey Debtholder Loans to Kingfish

During the fiscal year ended September 30, 2016, Mr. Toomey has advanced an aggregate of $90,000 to the Company pursuant to the following convertible notes: (a) the December 2015 Note Agreement (bearing interest at 3.5%) in exchange for the December 2015 Promissory Notes (b) the May 2016 Note Agreement (bearing interest at 3.5%) in exchange for the March 2016 Promissory Notes, (c) the August 2016 Note Agreement (bearing interest at 3.5%) in exchange for the July 2016 Promissory Note, and (d) the September 2016 Note Agreement (bearing interest at 3.5%) in exchange for the September 2016 Promissory Note.  These promissory notes remain outstanding and are convertible into our common stock at a fixed conversion price equal to $500.00 per share, after giving effect to the Reverse Stock Split.

In addition to the above loans, Mr. Toomey also: (a) advanced an aggregate of $130,000 to the Company during the fiscal years ended September 30, 2021 and 2020, evidenced by a consolidated promissory note, dated February 1, 2021, bearing interest at an initial rate of 2% per annum and maturing on December 31, 2023 (the “2021 Promissory Note”) and (b) loaned $50,000 in aggregate principal amount to the Company following the completion of the Filing Updates, evidenced by a promissory note, dated March 7, 2022, bearing interest at an initial rate of 2% per annum and maturing on December 31, 2024.  These promissory notes remain outstanding and they are not convertible into our Common Stock.

On December 15, 2023, Mr. Toomey and the Company entered into the 2021 Promissory Note Amendment to extend the maturity date of the 2021 Promissory Note to December 31, 2024. The foregoing description of the 2021 Promissory Note Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2021 Promissory Note Amendment, a copy of which is filed as Exhibit 10.9 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2023 filed with the Commission on February 13, 2024 and is incorporated into this Form 8-K by reference.

The maturity date of each of the promissory notes issued to Mr. Toomey to the Company in exchange for his loans will accelerate and be due and payable immediately upon any change of control, merger, or other business combination.

Renovo Affiliate Debt

In connection with the Merger, the Company has assumed from Renovo a note with Passing Through, LLC, for $600,000 effective July 1, 2016. The note bears interest, commencing on the date of the loan, at an initial rate of 5% per annum.  The maturity date of the note will accelerate and be due and payable immediately upon any change of ownership.  If the maturity date is extended for any reason whatsoever (including in connection with an acceleration event), the note will bear interest at a rate of 5% per annum, commencing on the date of any such extension. On December 31, 2023, the note was modified and the maturity date was extended to December 31, 2024.

In connection with the Merger, the Company has assumed from Renovo a note with Conch and Shell Holdings, Inc, for $250,000 effective November 20, 2018. The note bears interest, commencing on the date of the loan, at an initial rate of 8% per annum The maturity date of the note will accelerate and be due and payable immediately upon any change of ownership. If the maturity date is extended for any reason whatsoever (including in connection with an acceleration event), the note will bear interest at a rate of 8% per annum, commencing on the date of any such extension. On December 31, 2023, the note was modified and the maturity date was extended to December 31, 2024.

In connection with the Merger, the Company has assumed from Renovo a note with James K. Toomey and Lori M. Toomey, for $365,000 effective November 18, 2018. The note bears interest, commencing on the date of the loan, at an initial rate of 5% per annum. The maturity date of the note will accelerate and be due and payable immediately upon any change of ownership. If the maturity date is extended for any reason whatsoever (including in connection with an acceleration event), the note will bear interest at a rate of 5% per annum, commencing on the date of any such extension. On December 31, 2023, the note was modified and the maturity date was extended to December 31, 2024.

21

6 LLC Affiliate Debt

In connection with the Merger, 6 LLC’s obligations under a note between 6 LLC and James K. Toomey for $100,000 effective September 24, 2014 are secured by the assets of the Company. The note bears interest, commencing on the date at an initial rate of 4% per annum. The maturity date of the note will accelerate and be due and payable immediately upon any change of ownership. If the maturity date is extended for any reason whatsoever (including in connection with an acceleration event), the note will bear interest at a rate of 4% per annum, commencing on the date of any such extension.  On December 31, 2023, the note was modified and the maturity date was extended to December 31, 2024.

In connection with the Merger, 6 LLC’s obligations under a note between 6 LLC and the Loriann Marie Toomey Rev. Trust u/a 12/08/03 for $300,000 effective September 29, 2014 are secured by the assets of the Company. The note bears interest, commencing on the date at an initial rate of 4% per annum. The maturity date of the note will accelerate and be due and payable immediately upon any change of ownership.  If the maturity date is extended for any reason whatsoever (including in connection with an acceleration event), the note will bear interest at a rate of 4% per annum, commencing on the date of any such extension.  On December 31, 2023, the note was modified and the maturity date was extended to December 31, 2024.

In connection with the Merger, 6 LLC’s obligations under a note between 6 LLC and the Loriann Marie Toomey Rev. Trust u/a 12/08/03 for $500,000 effective December 5, 2014 are secured by the assets of the Company. The note bears interest, commencing on the date at an initial rate of 4% per annum. The maturity date of the note will accelerate and be due and payable immediately upon any change of ownership.  If the maturity date is extended for any reason whatsoever (including in connection with an acceleration event), the note will bear interest at a rate of 4% per annum, commencing on the date of any such extension.  On December 31, 2023, the note was modified and the maturity date was extended to December 31, 2024.

In connection with the Merger, 6 LLC’s obligations under a note by and among 6 LLC and James K. Toomey and Lori M. Toomey for $50,000 effective May 15, 2016 are secured by the assets of the Company. The note bears interest, commencing on the date at an initial rate of 4% per annum. The maturity date of the note will accelerate and be due and payable immediately upon any change of ownership.  If the maturity date is extended for any reason whatsoever (including in connection with an acceleration event), the note will bear interest at a rate of 4% per annum, commencing on the date of any such extension.  On December 31, 2023, the note was modified and the maturity date was extended to December 31, 2024.

In connection with the Merger, 6 LLC’s obligations under a note between 6 LLC and Passing Through, LLC for $200,000 effective July 1, 2016 are secured by the assets of the Company. The note bears interest, commencing on the date at an initial rate of 5% per annum. The maturity date of the note will accelerate and be due and payable immediately upon any change of ownership.  If the maturity date is extended for any reason whatsoever (including in connection with an acceleration event), the note will bear interest at a rate of 5% per annum, commencing on the date of any such extension.  On December 31, 2023, the note was modified and the maturity date was extended to December 31, 2024.

In connection with the Merger, 6 LLC’s obligations under a note between 6 LLC and Passing Through, LLC for $100,000 effective November 16, 2016 are secured by the assets of the Company. The note bears interest, commencing on the date at an initial rate of 5% per annum. The maturity date of the note will accelerate and be due and payable immediately upon any change of ownership.  If the maturity date is extended for any reason whatsoever (including in connection with an acceleration event), the note will bear interest at a rate of 5% per annum, commencing on the date of any such extension.  On December 31, 2023, the note was modified and the maturity date was extended to December 31, 2024.

22

In connection with the Merger, 6 LLC’s obligations under a bridge loan by and among 6 LLC and Lori M. Toomey, AMI Holdings, Inc., and Conch and Shell Holdings, Inc. for $225,000 effective February 20, 2017 are secured by the assets of the Company. The bridge loan bears interest, commencing on the date at an initial rate of 5% per annum. The maturity date of the bridge loan will accelerate and be due and payable immediately upon any change of ownership.  If the maturity date is extended for any reason whatsoever (including in connection with an acceleration event), the bridge loan will bear interest at a rate of 5% per annum, commencing on the date of any such extension.  On December 31, 2023, the bridge loan was modified and the maturity date was extended to December 31, 2024.

In connection with the Merger, 6 LLC’s obligations under a note between 6 LLC and Passing Through, LLC for $100,000 effective March 26, 2018 are secured by the assets of the Company. The note bears interest, commencing on the date at an initial rate of 5% per annum. The maturity date of the note will accelerate and be due and payable immediately upon any change of ownership.  If the maturity date is extended for any reason whatsoever (including in connection with an acceleration event), the note will bear interest at a rate of 5% per annum, commencing on the date of any such extension.  On December 31, 2023, the note was modified and the maturity date was extended to December 31, 2024.

In connection with the Merger, 6 LLC’s obligations under a note between 6 LLC and Conch and Shell Holdings, Inc. for $100,000 effective March 26, 2018 are secured by the assets of the Company. The note bears interest, commencing on the date at an initial rate of 5% per annum. The maturity date of the note will accelerate and be due and payable immediately upon any change of ownership.  If the maturity date is extended for any reason whatsoever (including in connection with an acceleration event), the note will bear interest at a rate of 5% per annum, commencing on the date of any such extension.  On December 31, 2023, the note was modified and the maturity date was extended to December 31, 2024.

In connection with the Merger, 6 LLC’s obligations under a note between 6 LLC and Conch and Shell Holdings, Inc. for $250,000 effective March 26, 2018 are secured by the assets of the Company. The note bears interest, commencing on the date at an initial rate of 8% per annum. The maturity date of the note will accelerate and be due and payable immediately upon any change of ownership.  If the maturity date is extended for any reason whatsoever (including in connection with an acceleration event), the note will bear interest at a rate of 8% per annum, commencing on the date of any such extension.  On December 31, 2023, the note was modified and the maturity date was extended to December 31, 2024.

In addition to the foregoing 6 LLC Affiliate Debt, the Toomey Debtholders also have made several unsecured advances to 6 LLC in an aggregate amount of $150,000 and, as of December 31, 2023, the accrued interest thereon was approximately $56,625.

Proposed Merger Transaction and Post-Merger 6 LLC Agreements

The Toomey Debtholders have a combined one-third equity ownership interest in 6 LLC, which as previously discussed, will receive rent payments under the Lease from the Company. It is anticipated that the rental payments received by 6 LLC will be in part used to service the debts of 6 LLC, including certain debts owed by 6 LLC to the Toomey Debtholders.

Legal Proceedings

The Company is not currently a party to any pending legal proceedings.  The Company does not believe that there are any proceedings threatened against it, which, if determined adversely, would have a materially adverse effect on its business or financial condition.

Market Price of and Dividends on The Registrant’s Common Equity And Related Stockholder Matters

Market Information

Price History.  Our Common Stock is not traded on any exchange. Although there is no established trading market for our Common Stock, our Common stock is quoted by the OTC Markets Group, Inc. in their OTC Expert Market tier under the symbol “KSSH”. Trading in stocks quoted on these markets is often thin and is characterized by wide fluctuations in trading prices due to factors that have little to do with a company’s operations, or business, or prospects. There has only been limited and sporadic trading of our Common Stock during the past two fiscal years and there is no assurance that an active trading market will ever develop for our Common Stock.

23

The following table sets forth high and low closing quotations for the quarters indicated (without giving effect to the Reverse Stock Split. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

	High	Low

Year Ended September 30, 2023:
First Quarter (10/1/22 to 12/31/22)	$0.0003	$0.0002
Second Quarter (1/1/23 to 3/31/23)	$0.0003	$0.0003
Third Quarter (4/1/23 to 6/30/23)	$0.0007	$0.0004
Fourth Quarter (7/1/23 to 9/30/23)	$0.0008	$0.0008

Year Ended September 30, 2022:
First Quarter (10/1/21 to 12/31/21)	$0.0050	$0.0000
Second Quarter (1/1/22 to 3/31/22)	$0.0010	$0.0010
Third Quarter (4/1/22 to 6/30/22)	$0.0029	$0.0010
Fourth Quarter (7/1/22 to 9/30/22)	$0.0033	$0.0029

The numbers of holders of record of our Common Stock on April 19, 2024 was approximately 75.  On April 17, 2024 the last reported sale price of our Common Stock as quoted by the OTC Markets Group, Inc. in the OTC Expert Market tier was $0.0001 per share.

The trading volume in our Common Stock generally has been sporadic and extremely limited. The limited nature of the trading market can create the potential for significant changes in the trading price for our Common Stock as a result of relatively minor changes in the supply and demand for our Common Stock and perhaps without regard to our business activities.  Because of the lack of specific transaction information and our belief that quotations during the period were particularly sensitive to actual or anticipated volume of supply and demand, we do not believe that such quotations during these periods are necessarily reliable indicators of a trading market for the Common Stock.

Impact of Penny Stock Designation. Our Common Stock is designated as a “penny stock” under the Exchange Act, and the Commission has adopted rules which regulate broker-dealer practices in connection with transactions in “penny stocks” (Rules 15g-2 through l5g-6 of the Exchange Act, which are referred to as the “penny stock rules”).  Penny stocks generally are any non-Nasdaq equity securities with a price of less than $5.00, subject to certain exceptions.  The penny stock rules require a broker - dealer to: (a) deliver a standardized risk disclosure document established under the penny stock rules, (b) provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer’s account, (c)  make a special written determination that the penny stock is a suitable investment for the purchaser, and (d) receive the purchaser’s written agreement to the transaction. These disclosure and other requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that is subject to the penny stock rules. Since our Common Stock is subject to the penny stock rules, persons holding or receiving such shares may find it more difficult to sell their shares. The market liquidity for the shares could be severely and adversely affected by limiting the ability of broker-dealers to sell the shares and the ability of shareholders to sell their stock in any secondary market.

24

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies.  Historically, the Commission’s staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The Commission has formalized and expanded this position in recent amendments to Rule 144 which prohibit the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The Commission has provided an exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current “Form 10 Information” with the Commission reflecting its status as an entity that is not a shell company (which can be furnished on any other applicable form).

As a result of the consummation of the Merger, and as discussed below in Item 5.06 of this Report, the Company has ceased to be a shell company.

Dividends

Holders of the Company’s Common Stock are entitled to receive dividends when and if declared by its Board of Directors out of funds legally available therefore.  The Company, however, has never declared any cash dividends on its common shares and does not anticipate the payment of cash dividends in the foreseeable future.  We do not have earnings out of which to pay cash dividends.  We may consider payment of dividends at some point in the future when and if we have earnings sufficient for that purpose, but the declaration of dividends is at the discretion of the board of directors, and there is no assurance that dividends will be paid at any time.

Securities Authorized under Equity Compensation Plans

We do not presently maintain any equity compensation plans.

Transfer Agent

The transfer agent and registrar for our common shares is Manhattan Transfer Registrar Co., whose address is One Grand Central Place, 60 East 42nd Street, Suite 1201, New York, NY 10165 and whose telephone number is 631-928-7655.

Recent Sales of Unregistered Securities

As described in Item 1.01 under the sub caption “Investment Letters; Registration Rights Agreement” the Merger Shares issued to the Renovo Owners pursuant to the Merger were issued pursuant to an exemption from registration under Regulation D promulgated under the Securities Act.  The information set forth below under Item 3.02 of this Report relating to the issuance of the Merger Shares is incorporated herein by reference.

Description of Registrant’s Securities

General

Our authorized capital stock following the Reverse Stock Split consists of 20,000,000 shares of common stock, par value $0.0001 per share, and 2,000,000 shares of preferred stock, par value $0.0001 per share. The following is a summary description of our capital stock and certain provisions under the laws of the State of Delaware where the Company is incorporated. Because this is only a summary, it does not contain all of the information that may be important to you. For a complete description of the capital stock, please refer to the full text of our Amended and Restated Certificate of Incorporation and bylaws, which are included as exhibits hereto.

25

Common Stock

As of the date of this Report, there are 837,916 shares of Common Stock outstanding, which are held by 75 stockholders of record. The holders of our Common Stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors, with the result that holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of Common Stock are entitled to receive dividends when and if declared by the Board out of funds legally available therefor. In the event of liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of our common stock, as such, have no conversion, pre-emptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

Preferred Stock

As of the date of this Report, there are no shares of preferred stock outstanding.

Indemnification of Directors and Officers

The Delaware General Corporation Law (“DGCL”) and our Amended and Restated Certificate of Incorporation allow us to indemnify our directors, and as of the adoption of the Certificate Amendment, our officers, from certain liabilities and the Company’s bylaws (the “Bylaws”) state that we shall indemnify any present or former directors or officers to fullest extent authorized by the DGCL.

The Bylaws provide for indemnification for liability, including expenses incurred in connection with a claim of liability arising from having been an officer or director of the Company for any action alleged to have been taken or omitted by any such person acting as an officer or director, not involving gross negligence or willful misconduct by such person.

Other than discussed above, neither of the Bylaws, or the Amended and Restated Certificate of Incorporation include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company believes that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 3.02. Unregistered Sales of Equity Securities

On April 19, 2024, pursuant to the terms of the Merger Agreement, all outstanding Renovo Shares were exchanged for 600,000 newly-issued shares of our Common Stock referred to in this Report as the Merger Shares) to the Renovo Owners after giving effect to the Reverse Stock Split. This transaction was exempt from registration pursuant to Regulation D of the Securities Act. None of the shares were sold through an underwriter and accordingly, there are no discounts or commissions involved.

We did not engage in any sales of unregistered securities during the fiscal year ended September 30, 2023.

Item 5.01. Changes in Control of Registrant

As a result of the Closing, the Renovo Owners were issued approximately 71.6% of the voting interests of the Company, which constitutes a change in control.

The information set forth under Item 2.01 and Item 5.02 of this Report is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Pursuant to the terms of the Merger Agreement, effective with the Closing of the Merger, the Company appointed the following persons to the Company’s Board of Directors: Randall A. Moritz, Keri A. Moritz, and Lori M. Toomey (“New Directors”). Biographical and other information regarding the New Directors is set forth above in the section captioned “Directors and Executive Officers” in Item 2.01(f) to this Report and is incorporated herein by reference.

(f) The information set forth above in the sections captioned “Executive Compensation” in Item 2.01 to this Report is incorporated herein by reference.

26

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 18, 2024, Kingfish filed the Certificate Amendment, which implemented the Reverse Stock Split and provided certain exculpation provisions in accordance with recent changes to the DGCL for the Company’s officers. The officers’ liability exculpation provisions permitted under the DGCL and implemented by the Certificate Amendment, protects certain of the Company’s officers from personal liability from fiduciary duty claims on the same basis as it permits directors to be protected. As is the case with director exculpation provisions under the DGCL, such protections do not protect officers from breaches of the duty of loyalty, intentional misconduct, or knowing violation of law.  Further, in a departure from the protection afforded directors, claims against officers will not be barred in any action by or in the right of the Company.

The officers permitted to be eligible for such exculpation provisions under the new DGCL provisions include the president, chief executive officer, chief legal officer, controller, treasurer or chief accounting officer, and the corporation’s most highly compensated officer as identified in SEC filing and officers that have agreed to be identified as an officer and to accept service of process.

The Company believes that the adoption of the proposed officers exculpation provisions set forth in the Certificate Amendment was necessary to ensure that the Company is able to attract and retain individuals to serve as officers of the Company, especially given the nature of our business and our proposed operations.  Such exculpation provisions will assist in eliminating unequal and unfair targeting of officers for negligence claims in stockholder litigation. It also reflects the validity that officers work under the direction and assignment of boards of directors, and that discipline managers for concerns about their diligence (especially in a merger and acquisition context), rather than their loyalty, is a primary function of the board.

Item 5.06. Change in Shell Company Status

Prior to the Closing, the Company was deemed a “shell company,” as defined in Rule 450 of the Securities Act and Rule 12b-2 of the Exchange Act, because of the lack of operations prior to the completion of the Merger. Immediately following the Merger, the business of Renovo became the business of the Company and therefore the Company no longer qualifies as a shell company.

Accordingly, the Company has provided the information that would be included in a Form 10 in Item 2.01(f) of this Report, with such information reflecting the registrant and its securities upon consummation of the Merger under the Commission’s rules and the filing of this Report should constitute the filing of current “Form 10 Information” under Rule 144.

The information set forth above in the section captioned “Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies” in Item 2.01 to this Report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of business acquired

The audited financials of Kingfish as of and for the fiscal years ended September 30, 2023 and 2022 and the related notes thereto are included in Kingfish’s annual report on Form 10-K for the fiscal year ended September 30, 2023 that was filed with the SEC on December 19, 2023 and are incorporated herein by reference.

The unaudited financials of Kingfish as of and for the three months ended December 31, 2023 and 2022 and the related notes thereto are included in Kingfish’s quarterly report on Form 10-Q for the three months ended December 31, 2023 that was filed with the SEC on March 18, 2024 and are incorporated herein by reference.

The audited financial statements of Renovo for the fiscal years ended December 31, 2022 and December 31, 2023, and the accompanying notes, are included in this Report as Exhibit 99.1.

27

(b) Pro forma financial information

The unaudited pro forma condensed combined financial information of the Company as of and for the 12-month period ending September 30, 2023 is included in this Report as Exhibit 99.2 and as of and for the 3-month period ended December 31, 2023 is included in this Report as Exhibit 99.3.

(d) Exhibits

1.1

Agreement and Plan of Merger, dated October 28, 2022 by and between Kingfish Holding Corporation and Renovo Resource Solutions, Inc., incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Commission on October 31, 2022.

2.2

First Amendment to Agreement and Plan of Merger, dated March 31, 2023 by and between Kingfish Holding Corporation and Renovo Resource Solutions, Inc., incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Commission on April 4, 2023.

2.3

Second Amendment to Agreement and Plan of Merger, dated August 18, 2023 by and between Kingfish Holding Corporation and Renovo Resource Solutions, Inc., incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Commission on August 21, 2023.

2.4

Letter Agreement, dated December 15, 2023 by and between Kingfish Holding Corporation and Renovo Resource Solutions, Inc. incorporated herein by reference to Exhibit 2.4 to the Company’s Annual Report on Form 10-K, filed with the Commission on December 19, 2023.

2.5*	Form of Investment Letter Agreement
3.1

Amended and Restated Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, filed with the Commission on December 17, 2014.

3.2*	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, as filed with the State of Delaware on April 18, 2024
10.1*	Purchase Option Agreement, dated April 19, 2024 by and between the Company and 6 LLC
10.2*	Lease Agreement, dated April 19, 2024 by and between Renovo and 6 LLC
10.3*	Registration Rights Agreement, dated April 19, 2024 by and among the Company and each of the Renovo Owners
10.4*	Employment Agreement, dated March 21, 2024 by between Renovo and Randy Moritz
10.5*	Promissory Note dated July 1, 2016 in favor of Passing Through, LLC in the principal amount of $600,000 with Renovo as Borrower (as amended)
10.6*	Promissory Note dated November 20, 2018 in favor of Conch and Shell Holdings, Inc. in the principal amount of $250,000 with Renovo as Borrower (as amended)
10.7*	Promissory Note dated November 20, 2018 in favor of James K. Toomey, Lori Toomey, and Kristen Toomey in the principal amount of $365,000 with Renovo as Borrower (as amended)
10.8*	Promissory Note dated September 24, 2014 in favor of James K. Toomey in the principal amount of $100,000 with 6 LLC as Borrower (as amended)
10.9*	Promissory Note dated September 29, 2014 in favor of the Loriann Marie Toomey Rev. Trust u/a 12/08/03 in the principal amount of $300,000 with 6 LLC as Borrower (as amended)
10.10*	Promissory Note dated December 5, 2014 in favor of the Loriann Marie Toomey Rev. Trust u/a 12/08/03 in the principal amount of $500,000 with 6 LLC as Borrower (as amended)
10.11*	Promissory Note dated May 15, 2016 in favor of James K. Toomey and Lori Toomey in the principal amount of $50,000 with 6 LLC as Borrower (as amended)
10.12*	Promissory Note dated July 1, 2016 in favor of Passing Through, LLC in the principal amount of $200,000 with 6 LLC as Borrower (as amended)
10.13*	Promissory Note dated November 16, 2016 in favor of Passing Through, LLC in the principal amount of $100,000 with 6 LLC as Borrower (as amended)
10.14*	Bridge Loan dated February 20, 2017 in favor of Lori Toomey, AMI Holdings, Inc., and Conch and Shell Holdings, Inc. in the principal amount of $225,000 with 6 LLC as Borrower (as amended)
10.15*	Promissory Note dated March 26, 2018 in favor of Passing Through, LLC in the principal amount of $100,000 with 6 LLC as Borrower (as amended)
10.16*	Promissory Note dated March 26, 2018 in favor of Conch and Shell Holdings, Inc. in the principal amount of $100,000 with 6 LLC as Borrower (as amended)
10.17*	Promissory Note dated November 18, 2018 in favor of Conch and Shell Holdings, Inc. in the principal amount of $250,000 with 6 LLC as Borrower (as amended)
10.18*	Promissory Note, Business Loan Agreement, and related documents, each dated February 23, 2022 by and between Hancock Whitney Bank and 6 LLC (as amended)
99.1*	The audited financial statements of Renovo for the fiscal years ended December 31, 2022 and December 31, 2023
99.2*	The unaudited pro forma condensed combined financial information of the Company as of and for the 12-month period ended September 30, 2023
99.3*	The unaudited pro forma condensed combined financial information of the Company as of and for the 3-month period ended December 31, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

* Exhibit Filed Herewith

28

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGFISH HOLDING CORPORATION

Date: April 24, 2024	By:	/s/ Ted Sparling
Ted Sparling President and Chief Executive Officer

29